UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2017

THE FINISH LINE, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana	46235
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 899-1022

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report is incorporated into this Item 1.01 by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

On August 25, 2017, the Board of Directors of The Finish Line, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding Class A Common Share, no par value (the “Common Shares”), of the Company. The dividend is payable on September 11, 2017 (the “Record Date”) to shareholders of record at the close of business on that date.

Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock, without par value (the “Preferred Shares”), of the Company at a price of $26.00 per one ten-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of August 28, 2017, between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (the “Rights Agent”).

The Board of Directors authorized the adoption of the Rights Agreement to protect against any coercive or abusive takeover tactics, and help ensure that the Company’s shareholders are not deprived of the opportunity to realize the full and fair value of their investment.

In general terms, and subject to certain exceptions, the Rights Agreement restricts any person or group from acquiring beneficial ownership of 12.5% or more of the outstanding Common Shares, or, in the case of any person or group that owns 12.5% or more of the outstanding Common Shares on August 28, 2017 (the date of announcement of the Rights Agreement), any additional shares of Common Stock.

The following is a summary of the material terms of the Rights Agreement. The full text of the Rights Agreement is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Initially, the Rights will attach to all certificates representing Common Shares then outstanding and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date for the Rights will occur at the close of business on the tenth business day following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (that is, has become, subject to certain exceptions, the beneficial owner of 12.5% or more of the outstanding Common Shares).

Until the Distribution Date,

○	the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Shares,

○	new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and

○	the surrender for transfer of any Common Share certificate, even without such notation or a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on August 28, 2020, unless extended or earlier redeemed or exchanged by the Company as described below. The Rights will expire early on the business day immediately following the Company’s 2018 annual meeting of shareholders (including any adjournment thereof) if the Rights Agreement shall not have been approved, on or before such date, by the affirmative vote of the holders of a majority of the voting power present, in person or by proxy, and entitled to vote at a meeting of the Company’s shareholders.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

○	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares,

○	upon the grant to holders of the Preferred Shares of certain rights, options, or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the then current market price of the Preferred Shares, or

○	upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those described in the preceding bullet).

The number of Preferred Shares issuable upon the exercise of a Right is also subject to adjustment in the event of a dividend on Common Shares payable in Common Shares, or a subdivision, combination or consolidation of the Common Shares.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares will be issued (other than fractional shares that are integral multiples of one ten-thousandth (subject to adjustment) of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) if in lieu thereof a payment in cash is made based on the closing price (pro-rated for the fraction) of the Preferred Shares on the last trading date before the date of exercise.

If any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at the then current exercise price of the Right that number of Common Shares having a market value of two times the exercise price of the Right, subject to certain possible adjustments.

If, after the Distribution Date or within 10 business days prior thereto, the Company is acquired in certain mergers or other business combination transactions or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold after the Distribution Date or within 10 business days prior thereto, each holder of a Right (other than Rights that have become void under the terms of the Rights Agreement) will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of common shares of the acquiring company (or, in certain cases, one of its affiliates) having a market value of two times the exercise price of the Right.

In certain events specified in the Rights Agreement, the Company is permitted to temporarily suspend the exercisability of the Rights.

At any time after a person or group of affiliated or associated persons becomes an Acquiring Person (subject to certain exceptions) and before the acquisition by a person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange all or part of the Rights (other than Rights that have become void under the terms of the Rights Agreement) for Common Shares or equivalent securities at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the Common Shares, subject to adjustment.

At any time before such time as a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.0001 per Right, subject to adjustment (the “Redemption Price”), payable in cash. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Board of Directors and the Company shall not have any liability to any person as a result of the redemption or exchange of the Rights under the Rights Agreement.

The terms of the Rights may be amended by the Board of Directors of the Company, subject to certain limitations after such time as a person or group of affiliated or associated persons becomes an Acquiring Person, without the consent of the holders of the Rights, including an amendment before the date a person or group of affiliated or associated persons becomes an Acquiring Person to lower the 12.5% threshold for exercisability of the Rights to not less than 10%. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement (including all exhibits thereto) is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference herein. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement. See also the Company’s press release dated August 28, 2017, which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with its adoption of the Rights Agreement, the Company’s Board of Directors approved Articles of Amendment to the Restated Articles of Incorporation of the Company (the “Amendment”), which is filed with this Current Report on Form 8-K as Exhibit 3.1, and is incorporated by reference herein. The Company will file the Amendment with the Secretary of State of the State of Indiana on or about August 28, 2017.

The Preferred Shares will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of the greater of $1.00 per share or 10,000 times the dividend declared per Common Share, subject to adjustment. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of the greater of $10,000 per share or 10,000 times the payment made per Common Share, subject to adjustment. Each Preferred Share will entitle the holder thereof to 10,000 votes per share, voting together with holders of Common Shares, subject to adjustment. In the event of any consolidation, merger, combination, statutory share exchange or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 10,000 times the amount received per Common Share, subject to adjustment. These rights are protected by customary anti-dilution provisions.

The foregoing description of the rights of the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Certificate.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on August 28, 2017)

4.1	Rights Agreement, dated as of August 28, 2017, between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on August 28, 2017)

99.1	Press Release dated August 28, 2017 announcing shareholder rights plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 28, 2017

THE FINISH LINE, INC.

By:	/s/ Edward W. Wilhelm
Edward W. Wilhelm
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Amendment to Restated Articles of Incorporation

4.1	Rights Agreement, dated as of August 28, 2017, between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent

99.1	Press Release dated August 28, 2017 announcing shareholder rights plan